UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01.	Other Events.

Grant of TPA License in Florida

On February 14, 2018, the Florida Office of Insurance Regulation (the “OIR”) executed a consent order granting a Certificate of Authority to conduct business as a third-party insurance administrator in the State of Florida to Health Plan Intermediaries Holdings, LLC (“HPIH”), a subsidiary of Health Insurance Innovations, Inc (the “Company”). The consent order and Certificate of Authority were granted pursuant to an application submitted to the OIR by HPIH in October 2017. In the consent order, which sets forth terms and conditions associated with the license, the OIR assessed a fine of $140,000 as a result of a finding by the OIR (which HPHI did not contest) that HPIH conducted business as an insurance administrator in the State of Florida prior to HPIH’s submission of the application.

Closing of Texas Investigation

On September 15, 2016, the Texas Department of Insurance (“TDI”) notified the Company that the TDI had initiated an enforcement action to investigate alleged violations of advertising rules and licensing violations. TDI requested certain information, records and explanations from the Company. The Company fully cooperated with the investigation. On February 8, 2018, the TDI notified the Company that it had closed the investigation effective February 2, 2018. The TDI verbally indicated that the inquiry has been coded as an “internal inquiry and review that resulted in a finding of ‘no violation’ with no disciplinary action taken.” The matter is considered resolved without penalty or fine from the TDI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer, Treasurer, and Secretary

Date: February 14, 2018